Exhibit 10.4
Sesen Bio, Inc.
245 First Cambridge Street, Suite 1800
Cambridge, MA 02142

Lock-Up Agreement
_____ __, 2022
This Lock-Up Agreement (this “Lock-Up Agreement”) is executed in connection with the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and among Sesen Bio, Inc. (“Parent”), Seahawk Merger Sub, Inc. (“Merger Sub”), and CARISMA Therapeutics Inc. (the “Company”), dated as of _____ __, 2022. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Merger Agreement.
In connection with, and as an inducement to, each of the parties entering into the Merger Agreement and to consummate the transactions contemplated thereby and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned, by executing this Lock-Up Agreement, irrevocably agrees that, without the prior written consent of Parent, during the period commencing at the Effective Time and continuing until the end of the Lock-Up Period (as hereinafter defined), the undersigned will not:  (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of or lend, directly or indirectly, any shares of Parent Common Stock or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Parent Common Stock (including without limitation, Parent Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and securities of Parent which may be issued upon exercise of a stock option, restricted stock unit or warrant) whether now owned or hereafter acquired (collectively, the “Parent Securities”); (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Parent Securities, whether any such transaction described in clause (i) or this clause (ii) is to be settled by delivery of Parent Common Stock or such other securities, in cash or otherwise; (iii) make any demand for or exercise any right with respect to, the registration of any Parent Common Stock or any security convertible into or exercisable or exchangeable for Parent Common Stock (other than such rights set forth in the Merger Agreement); (iv) except for any voting agreement entered into as of the date hereof by the undersigned with Parent and the Company, grant any proxies or powers of attorney with respect to any Parent Securities, deposit any Parent Securities into a voting trust or enter into a voting agreement or similar arrangement or commitment with respect to any Parent Securities; or (v) publicly disclose the intention to do any of the foregoing (each of the foregoing restrictions, the “Lock-Up Restrictions”).
Notwithstanding the terms of the foregoing paragraph, the Lock-Up Restrictions shall automatically terminate and cease to be effective on the date that is one-hundred and eighty (180) days after the Effective Time.  The period during which the Lock-Up Restrictions apply to the Parent Securities shall be deemed the “Lock-Up Period” with respect thereto.

The undersigned agrees that the Lock-Up Restrictions preclude the undersigned from engaging in any hedging or other transaction with respect to any then-subject Parent Securities which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of such Parent Securities even if such Parent Securities would be disposed of by someone other than the undersigned.  Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to such Parent Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Parent Securities.
Notwithstanding the foregoing, the undersigned may transfer any of the Parent Securities: (i) if the undersigned is a natural person, (1) to any person related to the undersigned (or to an ultimate beneficial owner of the undersigned) by blood or adoption who is an immediate family member of the undersigned, or a family member by marriage or domestic partnership (a “Family Member”), (2) as a bona fide gift or charitable contribution, (3) to any trust for the direct or indirect benefit of the undersigned or any Family Member of the undersigned, (4) to the undersigned’s estate, following the death of the undersigned, by will, intestacy or other operation of law, (5) by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement, or (6) to any partnership, corporation, limited liability company, investment fund or other entity which is controlled by the undersigned and/or by any Family Member of the undersigned; (ii) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (1) to another corporation, partnership, limited liability company, trust or other business entity that controls, is controlled by or is under common control with the undersigned, or to direct or indirect affiliates (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, including any investment funds or other entities that controls or manages, or is under common control or management with, or is controlled or managed by, the undersigned, (2) to current or former partners (general or limited), members or managers, limited liability company members or stockholders of the undersigned or holders of similar equity interests in the undersigned (including upon the liquidation and dissolution of the undersigned pursuant to a plan of liquidation approved by the undersigned’s stockholders) or to the estates of any of the foregoing, (3) as a bona fide gift, donation or charitable contribution or otherwise to a trust or entity for the direct or indirect benefit of an immediate family member of a beneficial owner (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned’s Parent Securities or (4) transfers of dispositions not involving a change in beneficial ownership; (iii) if the undersigned is a trust, to any grantors or beneficiaries of such trust; (iv) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under above clauses (i) through (iii); (v) to Parent in a transaction exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) upon a vesting event of the Parent Securities or upon the exercise of options or warrants to purchase Parent Common Stock, including on a “cashless” or “net exercise” basis or to cover tax withholding obligations of the undersigned in connection with such vesting or exercise (but for the avoidance of doubt, excluding all manners of exercise that would involve a sale in the open market of any securities relating to such options or warrants, whether to cover the applicable aggregate exercise price, withholding tax obligations or otherwise); (vi) to Parent in connection with the termination of employment or other termination of a service provider and pursuant to agreements in effect as of the Effective Time whereby Parent has the option to repurchase such shares or securities; (vii) acquired by the undersigned in open market transactions or in a public offering by Parent after the Effective Time; (viii) pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Parent’s capital stock involving a change of control of Parent, provided, that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Parent Securities shall remain subject to the restrictions contained in this Lock-Up Agreement; or (ix) pursuant to an order of a court or regulatory agency; provided, that in the case of clauses (i)-(iv), that (A) such transfer shall not involve a disposition for value and (B) the transferee shall have executed and delivered a Lock-Up Agreement with terms and in a form substantially identical to this Lock-Up Agreement with respect to the Parent Securities so transferred. For purposes of this Agreement, “change of control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold a majority of the outstanding voting securities of Parent (or the surviving entity).
In addition, the foregoing restrictions shall not apply to (i) the exercise of stock options granted pursuant to equity incentive plans existing immediately following the Effective Time, including the “net” or cashless exercise of such options in accordance with their terms and any related transfers of Parent Common Stock to Parent for purposes of paying the exercise price of such options or for paying taxes (including estimated taxes and withholding taxes) due as a result of such exercise; provided, that the restrictions set forth in this Lock-Up Agreement shall apply to any of the Parent Securities issued upon such exercise; or (ii) the establishment of any contract, instruction or plan (a “Plan”) that satisfies the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); provided, that such Plan does not provide for the transfer of Parent Common Stock or any securities convertible into or exercisable or exchangeable for Parent Common Stock during the Lock-Up Period; provided, further, that with respect to each of clauses (i) and (ii) above, no filing by any party under Section 16 of the Exchange Act or other public announcement shall be made voluntarily reporting a reduction in beneficial ownership of shares of Parent Common Stock or any securities convertible into or exercisable or exchangeable for Parent Common Stock in connection with such transfer or disposition during the Lock-Up Period (other than any exit filings) and if any filings under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Parent Common Stock in connection with such transfer or distribution, shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes therein, in reasonable detail, a description of the circumstances of the transfer and that the shares remain subject to the Lock-Up Agreement, including a statement to the effect that no transfer of Parent Common Stock may be made under such Plan during the Lock-Up Period.
Any attempted transfer in violation of this Lock-Up Agreement will be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the transfer restrictions set forth in this Lock-Up Agreement, and will not be recorded on the share register of Parent.  In furtherance of the foregoing, the undersigned hereby agrees and consents to the entry of “stop transfer” instructions with Parent’s transfer agent and registrar relating to the transfer of the undersigned’s shares of Parent Common Stock in violation of this Lock-Up Agreement and further agrees that Parent and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Parent Common Stock if such transfer would constitute a violation or breach of this Lock-Up Agreement.
Parent may cause the legend set forth below, or a legend substantially equivalent thereto, to be placed upon any certificate(s) or other documents, ledgers or instruments evidencing the undersigned’s ownership of Parent Common Stock:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND MAY ONLY BE TRANSFERRED IN COMPLIANCE WITH A LOCK-UP AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.
Upon the release of any Parent Common Stock from this Lock-Up Agreement, Parent will cooperate with the undersigned to facilitate the timely preparation and delivery of certificates or the establishment of book entry positions at the Parent’s transfer agent representing the Parent Common Stock without the restrictive legend above and the withdrawal of any stop transfer instructions at the Parent’s transfer agent.
The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that upon request, the undersigned will execute any additional documents reasonably necessary to ensure the validity or enforcement of this Lock-Up Agreement.  All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.
In the event that during the Lock-Up Period any holder of Parent Securities that is subject to a substantially similar agreement entered into by such holder (such agreement, a “Similar Agreement”), other than the undersigned, is permitted by Parent or otherwise granted a release to sell or otherwise transfer or dispose of shares of Parent Common Stock for value other than as permitted by this or a substantially similar agreement entered into by such holder (whether in one or multiple releases), the same percentage of shares of Parent Common Stock held by the undersigned on the date of such release or waiver as the percentage of the total number of outstanding shares of Parent Common Stock held by such holder on the date of such release or waiver that are subject to such release or waiver shall be immediately and fully released on the same terms from any remaining restrictions set forth herein (the “Pro-Rata Release”). Parent will notify the undersigned of any Pro-Rata Release within ten business days of such release. Upon the release of any Parent Securities from this Lock-Up Agreement, Parent will promptly cooperate with the undersigned to facilitate the timely preparation and delivery of evidence of book-entry shares representing the Parent Securities without the restrictive legend above or the withdrawal of any stop transfer instructions.
This Lock-Up Agreement shall terminate automatically, and the undersigned shall automatically be released from all restrictions and obligations under this Lock-Up Agreement upon the earlier of (i) the expiration of the Lock-Up Period, (ii) if the Merger Agreement is terminated prior to the Effective Time pursuant to its terms, upon the date of such termination and (iii) the End Date (as defined in the Merger Agreement in effect on the date hereof) provided that the Effective Time has not occurred on or before such date.
This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflict of laws principles thereof.
This Lock-Up Agreement, and any certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of Parent, the Company and the undersigned in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among Parent, the Company and the undersigned, written or oral, to the extent they relate in any way to the subject matter hereof.  This Lock-Up Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.  The exchange of a fully executed Agreement (in counterparts or otherwise) by the undersigned by facsimile or electronic transmission in “.pdf” format shall be sufficient to bind the undersigned to the terms and conditions of this Lock-Up Agreement.
(Signature Page Follows)

 The undersigned understands that Parent, Merger Sub and the Company are relying on this Lock-Up Agreement in entering into the Merger Agreement and proceeding toward consummation of the transactions contemplated thereby. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned and the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

Printed Name of Holder

By:
Signature

Printed Name of Person Signing (and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

[Lock-Up Agreement Signature Page]